Exhibit 99.3

Alliance One International, Inc.

$315,000,000 11% Senior Notes due 2012 that have been registered under the Securities Act of 1933 for all outstanding unregistered 11% Senior Notes due 2012	$100,000,000 12 3/4% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 for all outstanding unregistered 12 3/4% Senior Subordinated Notes due 2012

TO OUR CLIENTS:

Enclosed for your consideration is a prospectus, dated                          , 2005 (the “prospectus”), and a form of letter of transmittal (the “Letter of Transmittal”), relating to the offers (the “exchange offers”) of Alliance One International, Inc. (the “Issuer”) to exchange its

•	11% Senior Notes due 2012, which have been registered under the Securities Act of 1933 (the “New Senior Notes”), for any and all of its outstanding 11% Senior Notes due 2012 (the “Senior Notes”); and

•	12 3/4% Senior Subordinated Notes due 2012, which have been registered under the Securities Act of 1933 (the “New Senior Subordinated Notes”) for any and all of its outstanding 12 3/4% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”, and together with the Senior Notes, the “outstanding notes”).

The exchange offers will by made in accordance with the terms and subject to the conditions described in the prospectus and the Letter of Transmittal. The exchange offers are being made in order to satisfy certain of the Issuer’s obligations contained in the Registration Rights Agreement dated as of May 13, 2005, between the Issuer and Wachovia Capital Markets, Inc., Deutsche Bank Securities Inc., and ING Bank, N.V., London Branch.

This material is being forwarded to you as the beneficial owner of the outstanding notes carried by us in your account but not registered in your name. A tender of such outstanding notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the outstanding notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and Letter of Transmittal. We urge you to read carefully the prospectus and Letter of Transmittal before instructing us to tender any outstanding notes you hold.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the outstanding notes on your behalf in accordance with the provisions of the exchange offers. The exchange offers will expire at 5:00 p.m., New York City time, on                          , 2006, unless extended by the Issuer (the “expiration date”). Any outstanding notes tendered pursuant to the exchange offers may be withdrawn, subject to the procedures described in the prospectus and the Letter of Transmittal, at any time prior to the expiration date.

If you wish to have us tender your outstanding notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender outstanding notes.

None of the outstanding notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the outstanding notes held by us for your account.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the prospectus and the accompanying form of Letter of Transmittal, relating to the exchange offers made by the Issuer with respect to its outstanding notes.

This will instruct you as to the action to be taken by you relating to the exchange offers with respect to the outstanding notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the Letter of Transmittal.

The aggregate principal amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

$                                  of the 11% Senior Notes due 2012

$                                  of the 12 3/4% Senior Subordinated Notes due 2012

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐ TO TENDER the following outstanding notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of outstanding notes to be tendered, in integral multiples of $1,000):

$                                  of the 11% Senior Notes due 2012

$                                  of the 12 3/4% Senior Subordinated Notes due 2012

☐ NOT to tender any outstanding notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

SIGN HERE

Name of beneficial owner(s):

Signature (s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number(s):

Date:

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